                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
       The Seven Seas Series Fund:

       We consent to the incorporation by reference in Post-effective Amendment No. 35 to the Registration Statement of The Seven Seas Series Fund on Form N-1A of our reports dated October 13, 1995, on our audits of the financial statements and financial highlights of the Fund (comprised of Money Market Fund, US Government Money Market Fund, Short Term Government Securities Fund, Matrix Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Growth and Income Fund, Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund (formerly S&P Midcap Index Fund), Tax Free Money Market Fund and Active International Fund), which reports are included in the Annual Reports to shareholders for the fiscal year ended August 31, 1995, which are incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.


                                        /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                   Coopers & Lybrand L.L.P.
December 26, 1995